Exhibit 4.3


This document constitutes a Prospectus covering securities that have been registered under the Securities Act of 1933.

                                 ASTRO-MED, INC.
                        1997 INCENTIVE STOCK OPTION PLAN

                                  (As Amended)

     1. Purpose. The purpose of this 1997 Incentive Stock Option Plan (the "1997 ISO Plan") is to attract and retain key employees of Astro-Med, Inc. (the "Company") and to provide them with additional incentive for unusual industry and efficiency by offering an opportunity to acquire a proprietary stake in the Company and its future growth. It is the view of the Company that this goal may best be achieved by granting stock options.

     2. Administration. (a) The 1997 ISO Plan shall be administered by a committee of the Board of Directors (the "Board"), consisting of not less than two members (the "Committee Committee"). It is the intention of the Company that so long as the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 ISO Plan shall be administered by persons who shall be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act but the authority and validity of any act taken or not taken by the Compensation Committee shall not be affected if any person administering the 1997 ISO Plan is not a disinterested person; and provided, that, with respect to individual participants who are not subject to
Section 16(b) of the Exchange Act, the Compensation Committee may delegate authority to administer the 1997 ISO Plan to another committee of directors (the "Employee Committee") which committee may include directors who are not disinterested persons. Unless the context otherwise required, the term "Committee" shall refer to both the Compensation Committee and the Employee Committee.

          (b) The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1997 ISO Plan to grant options, to determine the purchase price of the shares of common stock covered by each option, the term of each option, the persons to whom, and the time or times at which options shall be granted, and the number of shares to be covered by each option; to interpret the 1997 ISO Plan; to prescribe, amend and rescind rules and regulations relating to the 1997 ISO Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with awards under the 1997 ISO Plan; and to make all other determinations deemed necessary or advisable for the administration of the 1997 ISO Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received awards, the Company and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the 1997 ISO Plan or awards made thereunder, and all members and agents of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. No Committee member shall be liable for any action, determination or interpretation made in good faith and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     3. Amount of Stock Subject to Plan. The amount of stock which may be issued under options pursuant to the 1997 ISO Plan is five hundred thousand (500,000) shares of the Company's $.05 par value common stock (the "common stock"). If any options terminate or expire for any reason without having been exercised in full, the shares not purchased under the options may again be subjected to options granted under the 1997 ISO Plan to the extent not prohibited by Rule 16b-3.

     4. Eligibility. Key employees of the Company or any subsidiary shall be eligible to participate in the 1997 ISO Plan, except that directors who are not full time officers or employees shall not be eligible to participate. Key employees shall be those employees, including officers, who are deemed by the Committee to be of primary importance in the operation of the Company's business. The Committee may in its discretion from time to time grant options to any or all eligible employees to purchase such number of shares as the Committee shall determine, subject to the limitation that except as hereinafter provided, no option may be granted hereunder to any employee who, at the time such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary or parent. The foregoing limitation shall not apply if, at the time such option is granted, the option price is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted, or such shorter period as may be determined by the Committee, unless sooner terminated under Paragraph 10 or Paragraph 12 below. Fair market value for this purpose shall be determined at the time and in the manner set forth in Paragraph 6 below. As used in the 1997 ISO Plan, the term "subsidiary" has the meaning ascribed to "subsidiary corporation" by section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and the term "parent" has the meaning ascribed to "parent corporation" by section 424(e) of the Code.

     5. Aggregate Annual Limit. The aggregate fair market value (determined as of the respective date or dates of grant of an option hereunder) of the stock with respect to which options granted hereunder (and all other incentive stock option plans of the Company or any subsidiary or parent) are exercisable for the first time by any employee during any one calendar year shall not exceed $100,000. In the event that section 422(d) of the Code is amended to alter the limitation set forth therein so that, following such amendment, such limitation shall differ from the limitation set forth herein, then the limitation of this Paragraph 5 shall be automatically amended to conform to the limitation of such section of the Code.

     6. Option Price and Payment. The option price of the shares of common stock subject to each option will be fixed by the Committee but, subject to the limitation set forth in Paragraph 4 above, will not be less than one hundred percent (100%) of fair market value of the common stock determined as of the date of the granting of the option. Upon the exercise of the option, the option price may be paid in one or more of the following ways, as the Committee in its discretion determines: (i) in full in cash; or (ii) by exchanging other shares of the Company's common stock owned by the owner of such option. The term "fair market value" shall be deemed to be the mean between the high and low selling prices on any exchange on which the stock is listed (or over-the-counter if such stock is not then listed on such exchange), on the date the option is granted or, if no sale has taken place, the mean between bid and asked prices on such date. However, if any such method is inconsistent with any regulations applicable to incentive stock options heretofore or hereafter adopted by the Commissioner of Internal Revenue, then the fair market value shall be determined by the Committee in accordance with such regulations.

     7. Term of Option; Employment Requirement. (a) Except as provided in the limitation set forth in Paragraph 4 above, the term of each option shall be ten
(10) years, or such shorter period as may be determined by the Committee, from the date of grant of the option, unless sooner terminated under the provisions of Paragraph 10 or Paragraph 12 below. All or part of the shares may be purchased, subject to the provisions of Paragraph 10 below, at any time or from time to time during the term of the option. No option shall be granted after the termination of the 1997 ISO Plan, but options theretofore granted may be exercised thereafter in accordance with their terms and the provisions of the 1997 ISO Plan.

     (b) Except as otherwise permitted under Paragraph 10 in the case of death of the holder of an option, no option will be exercisable unless at the time of the exercise of the option: (i) the holder thereof has been continuously employed by the Company, one or more subsidiaries, or both the Company and one or more subsidiaries for a period of at least one year, and (ii) the holder thereof is still employed by the Company or one or more subsidiaries; provided, however, that if the holder's employment has terminated not more than ninety
(90) days before the exercise of such option under circumstances acceptable to the Committee (whose determination in this regard shall be final and conclusive), then the option will nevertheless be exercisable during the ninety
(90) day period notwithstanding termination of employment; and provided, further, that if the holder's employment has terminated not more than one (1) year before the exercise of such option as a result of the holder becoming disabled (within the meaning of section 22(e)(3) of the Code), then the option will nevertheless be exercisable during such one (1) year period.

     (c) Military or sick leave not exceeding ninety (90) days will not be deemed to interrupt or terminate employment for the purposes of this Paragraph
7. Whether military or sick leave in excess of ninety (90) days or other authorized leave of absence will be deemed to interrupt or terminate employment for the purposes of this Paragraph 7 will be determined by the Committee whose determination shall be final and conclusive.

     8. Change of Control. Unless the Committee determines otherwise, all outstanding options shall become immediately exercisable upon a Change of Control Event. A Change of Control Event shall include (i) any purchase of common stock pursuant to a tender offer or exchange offer (other than by the Company), (ii) the acquisition of 30% or more of the beneficial ownership of the combined voting securities of the Company by any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or director of the Company on the effective date of the 1997 ISO Plan, which person or group did not theretofore beneficially own 30% or more of the combined voting securities of the Company, (iii) approval by Company shareholders of a consolidation, a merger in which the Company does not survive, or the sale of substantially all of the Company's assets, or (iv) a change in the composition of a majority of the Company's Board over a two-year period unless the selection or nomination of each of the new members is approved by two-thirds of those remaining members of the Board who were members at the beginning of the two-year period.

     9. Other Terms and Conditions; Waivers. Options will be evidenced by option agreements in such form and containing such terms and conditions as the Committee may determine (but not inconsistent with the provisions of the 1997 ISO Plan) including, without being limited to, the following:

     (a) Each option will be granted on the condition that the purchase of stock thereunder will be for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the stock subject to such option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such stock may be resold without registration;

     (b) No option will be transferable by the holder thereof otherwise than by will or by the laws of descent and distribution, and such option will be exercisable during the lifetime of the holder thereof only by the holder; and

     (c) The Committee, in particular cases, before or after the issuance of stock options under the 1997 ISO Plan, may waive any of the conditions imposed by the 1997 ISO Plan upon the issuance or exercise of options; provided, however, that no such waiver shall be made which would cause any outstanding incentive stock option to fail to qualify as an incentive stock option within the meaning of section 422 of the Code.

     10. Termination of Employment upon Death. In the event an eligible employee dies while in the employ of the Company or any subsidiary, and at such time such employee holds options under the 1997 ISO Plan, his or her options shall end automatically six (6) months after such death, unless sooner ended by their terms. Prior to the expiration of such six (6) month period, during the term of such options, the executor or administrator of the estate of such eligible employee shall have the right to exercise any option previously granted to such employee hereunder.

     11. Readjustment of Stock or Recapitalization. Upon any recapitalization or readjustment of the Company's capital stock whereby the character of the present common stock shall be changed, appropriate adjustments shall be made so that the stock to be purchased under the 1997 ISO Plan shall be the equivalent of the present common stock after such readjustment or recapitalization. In the event of a subdivision or combination of the shares of common stock, the Board will proportionately adjust number of shares that may be optioned and sold to eligible employees and the number of shares which are the subject of outstanding options and the price therefor. In case of reclassification or other change in the shares of common stock, such action will be taken as in the opinion of the Board will be appropriate under the circumstances. Accordingly, in such cases the maximum number of authorized but unissued shares, or shares held as treasury stock, which are subject to the 1997 ISO Plan may be adjusted by the Board without shareholder or any other action.

     12. Sale of Assets, Stock Exchange, etc. If the Board recommends that the Company sell substantially all of its assets, or that the holders of substantially all of the shares of outstanding stock sell or exchange their shares to or with any person, firm or corporation, or that the Company merge or consolidate with another corporation, or that the Company be liquidated and dissolved, then in any such event, the Committee may by notice in writing mailed or delivered to each holder of an outstanding option set a date (which date shall be not less than sixty (60) days from the date of mailing or delivering of such written notice) on or before which such outstanding options may be exercised, and all such outstanding options which have not been exercised on or before such date will thereafter expire and be of no further force and effect.

     13. Term of the Plan. The 1997 ISO Plan shall become effective on the date of its approval by the shareholders, and subsequent adoption and ratification by the Board, and shall continue in effect until the expiration of ten (10) years from the date of such approval by the shareholders unless sooner terminated as provided herein. The powers of the Committee shall continue in effect after the termination of the 1997 ISO Plan, until exercise or expiration of all options then outstanding.

     14. Amendment and Termination. The Board at any time may amend, suspend or terminate the 1997 ISO Plan. No action of the Board, however, may without the written consent of the holder, alter or impair any option previously granted under the 1997 ISO Plan (except pursuant to Paragraph 11 or Paragraph 12 above or Paragraph 16 below). In addition, except as provided in the 1997 ISO Plan, no action of the Board may, unless duly approved by the shareholders, (i) increase the maximum number of shares subject to the 1997 ISO Plan; (ii) change the option price or the manner of determining the option price; (iii) extend the period within which options may be granted; (iv) extend the termination date of the 1997 ISO Plan; (v) permit participation by directors who are not officers or employees; or (vi) change the aggregate annual limit provided for under Paragraph 5 above.

     15. Obligation of the Company to Issue Shares. Notwithstanding any other provision of the 1997 ISO Plan, the Company shall not be obligated to issue any shares pursuant to any stock option unless or until:

     (a) the shares with respect to which the option is being exercised have been registered under the Securities Act of 1933, as amended, or are exempt from such registration;

     (b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

     (c) in the event the stock has been listed on any stock exchange, the shares with respect to which the option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

     16. Qualifying Amendments. Notwithstanding any other provision hereof to the contrary, the Board shall have the right to amend or modify the terms and provisions of the 1997 ISO Plan, and any option previously granted under the 1997 ISO Plan may be amended or modified by the Committee, to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded employee stock options under section 422 or any successor provision of the Code.